AMENDMENT NO. 1

to

TRANSFER AND SERVICING AGREEMENT

Dated as of August 1, 2006

by and among

GREENPOINT MORTGAGE FUNDING TRUST 2006-HE1, as Issuer

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

GMAC MORTGAGE CORPORATION, as Servicer

and

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

GREENPOINT MORTGAGE FUNDING TRUST 2006-HE1
HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 2006-HE1

Dated as of September 1, 2006

This Amendment No. 1 to Transfer and Servicing Agreement (the “Amendment”), dated as of September 1, 2006, GREENPOINT MORTGAGE FUNDING TRUST 2006-HE1, a Delaware statutory trust, as issuer (the “Issuer”), STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and GMAC MORTGAGE CORPORATION, a Pennsylvania corporation, as servicer (the “Servicer”), recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the Greenpoint Mortgage Funding Trust 2006-HE1 Home Equity Loan Asset-Backed Notes, Series 2006-HE1 (the “Notes”), the Issuer, the Depositor, the Indenture Trustee and the Servicer, have entered into a Transfer and Servicing Agreement, dated as of August 1, 2006 (the “Transfer and Servicing Agreement”);

WHEREAS, the Issuer, the Depositor, the Servicer, and the Indenture Trustee desire to amend the Transfer and Servicing Agreement as set forth herein;

WHEREAS, Section 9.03(a)(iii) of the Transfer and Servicing Agreement provides that the Transfer and Servicing Agreement may be amended from time to time by the Depositor, the Issuer, the Servicer, the Indenture Trustee and the Holder of the Residual Certificates, without notice to or the consent of any Holders of the Notes but, so long as the Notes are Outstanding or any Reimbursement Amounts remain due and owing to an Insurer, with the consent of the Insurers, for the purpose of making any other provisions with respect to matters or questions arising out of the Transfer and Servicing Agreement; provided that, (A) no such amendment shall, as evidenced by an Opinion of Counsel, cause an Adverse REMIC Event, nor shall such amendment adversely affect in any material respect the interests of any Holder or the Insurers and (B) the Indenture Trustee receives (i) an opinion from the Depositor that such amendment shall not be deemed to adversely affect in any material respect any Holder or (ii) written confirmation from each Rating Agency that such amendment will not cause a reduction in the rating assigned to the Notes (without taking into account the Class Ax Policy or the Class Ac Policy); and

WHEREAS, the Trustee has received an opinion from counsel to the Depositor that such amendment shall not be deemed to adversely affect in any material respect any Holder (without taking into account the Class Ax Policy or the Class Ac Policy); and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I
AMENDMENTS TO THE TRANSFER AND SERVICING AGREEMENT

Section 1.01

Amendment to Section 2.01(h).  Section 2.01(h) is amended to read in its entirety as follows:

With respect to each Loan that has a zero balance during the period from the Closing Date to and including the 80th day following the Closing Date, the Servicer shall notify the Seller, and if each such Loan shall continue to have a zero balance from such 80th day to and including the 89th day following the Closing Date, the Seller will repurchase each such Loan on such 89th day.

Section 1.02

Amendment to Section 5.02(b).  The last sentence of Section 5.02(b) is hereby amended to read in its entirety as follows:

Notwithstanding the foregoing, the Indenture Trustee may invest funds in the Payment Account for the period from and including the Business Day preceding the Payment Date to the Payment Date in Eligible Investments (which may be obligations of the Indenture Trustee) and any income or gain realized net of losses shall be subject to its withdrawal on order from time to time; provided, however, that the Indenture Trustee may elect to keep the funds in the Payment Account uninvested for such period as payment of the Indenture Trustee Fee Amount.

Section 1.03

Amendments to Section 5.05(b).  Section 5.05(b) is hereby amended by replacing the number “(ii)” with the number “(i)” and replacing the number “(iii)” with the number “(ii)”.

Section 1.04

Amendments to Section 5.08(b).  Section 5.08(b) is hereby amended by replacing the number “(ii)” with the number “(i)”, replacing the number “(iii)” with the number “(ii)” and replacing the number “(iv)” with the number “(iii)”.

Section 1.05

Amendments to Section 5.08(k).  Section 5.08(k) is hereby amended by replacing the number “(v)” with the number “(i)”, replacing the number “(vi)” with the number “(ii)” and replacing the number “(vii)” with the number “(iii)”.

Section 1.06

Amendments to Section 9.12(a).  Section 9.12(a) is hereby amended by replacing the number “(ii)” with the number “(i)” and replacing the number “(iii)” with the number “(ii)”.

Section 1.07

Amendment to Signature Page.  The signature page providing for the signature of Lehman Brothers Holdings Inc. is hereby amended by deleting “5.05” and replacing “5.06” with “4.33 and 9.12”.

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.01

Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Transfer and Servicing Agreement have the meanings specified in the Transfer and Servicing Agreement.

Section 2.02

Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Transfer and Servicing Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03

References to Transfer and Servicing Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Transfer and Servicing Agreement in the Transfer and Servicing Agreement, any Note or any other document executed or delivered in connection therewith shall be deemed a reference to the Transfer and Servicing Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Notes or the rights of the Holders thereof.

Section 2.05

Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 2.06

Binding Nature of Amendment No. 1.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07

Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and shall not be used in the interpretation hereof.

Section 2.08

Effectiveness.

This Amendment No. 1 shall become effective as of the date first written above.

Section 2.09

Governing Law.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

GREENPOINT MORTGAGE FUNDING TRUST

2006-HE1

By:

WILMINGTON TRUST COMPANY, not

in its individual capacity but solely as

Owner Trustee

By:

/s/ Dorri E. Wolhar

Name:

Dorri E. Wolhar

Title:

Financial Services Officer

STRUCTURED ASSET SECURITIES CORPORATION,

as Depositor

By:

/s/ Ellen Kiernan

Name: Ellen Kiernan

Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By:

/s/ David Duclos

Name:

David Duclos

Title: Vice President

GMAC MORTGAGE CORPORATION,

as Servicer

By:

/s/ Patricia C. Taylor

Name:

Patricia C. Taylor

Title: Vice President

LEHMAN PASS-THROUGH SECURITIES INC.

as Residual Holder

By: /s/ Ellen Kiernan

Name:  Ellen Kiernan

Title: Senior Vice President

Solely for purposes of Section 1.07

agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:/s/ Nimish Mathur

Name: Nimish Mathur

Title: Nimish Mathur

Consented and agreed:

XL CAPITAL ASSURANCE INC.,

as Insurer

By: /s/ Drew D. Hoffman

Name: Drew D. Hoffman

Title: Senior Managing Director

CIFG ASSURANCE NORTH AMERICA, INC.,

as Insurer

By: /s/ Michael S. Knopf

Name:  Michael S. Knopf

Title:  Managing Director and Vice President